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                                                                    EXHIBIT 21.1


         SUBSIDIARIES OF REGISTRANT                           JURISDICTION OF INCORPORATION
         --------------------------                           -----------------------------
         SpeechWorks International Holdings, Inc.                  Delaware

         SpeechWorks Technology (Canada) Inc.                      Canada

         SpeechWorks (BVI) Ltd.                                    British Virgin Islands

         SpeechWorks Asia Pacific Pte. Ltd.                        Singapore

         SpeechWorks U.K. Ltd.                                     United Kingdom

         SpeechWorks Europe B.V.                                   Netherlands

         SpeechWorks Japan K.K.                                    Japan